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                                                                      EXHIBIT 5

                        INVESTMENT MANAGEMENT AGREEMENT

  THIS AGREEMENT, dated and effective as of the    day of      , 1997, is made
and entered into by and between ATLAS INSURANCE TRUST, a Delaware business trust (hereinafter called the "Trust"), on behalf of each series of the Trust listed in Appendix A hereto, as amended from time to time (hereinafter referred to individually as a "Series" and collectively as the "Series") and ATLAS ADVISERS, INC., a California corporation (hereinafter called the "Adviser").

  WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

  WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

  WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

  WHEREAS, the Trust desires to retain the Adviser to render investment advisory and management services as described hereunder with respect to the Series and the Adviser is willing so to do.

  NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

  1. Appointment. The Trust hereby appoints the Adviser to act as adviser and investment manager to each Series listed in Appendix A on the terms herein set forth, as may be amended in writing from time to time by the parties hereto. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation provided in Appendix A.

  The Adviser shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust.

  2. Investment Management Service.

  (a) Subject to the supervision of the Trust's Board of Trustees ("Board"), the Adviser agrees to provide supervision of the portfolio investments of each Series and to determine what securities or other property shall be purchased or sold by each Series, giving due consideration to the policies of each Series as expressed in the Trust's Agreement and Declaration of Trust, By-laws, Form N-1A Registration Statement ("Registration Statement") under the 1940 Act and under the Securities Act of 1933, as amended (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the status of each Series as a "regulated investment company" under the Internal Revenue Code of

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1986, as amended. In its duties hereunder, the Adviser shall further be bound by any and all determinations by the Board relating to investment policy, which determinations shall in writing be communicated to the Adviser.

  (b) (i) The Adviser shall provide adequate facilities and qualified personnel for the placement of, and shall place orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for each Series. With respect to such transactions, the Adviser, subject to such direction as may be furnished from time to time by the Board of Trustees of the Trust, shall endeavor as the primary objective to obtain the most favorable prices and executions of orders. Subject to such primary objective, the Adviser may place orders with brokerage firms which have sold shares of any Series or which furnish statistical and other information to the Adviser, taking into account the value and quality of the brokerage services of such brokerage firms, including the availability and quality of such statistical and other information. Receipt by the Adviser of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Adviser pursuant to Section 4 hereof.

  (ii) On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Series as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Adviser believes that to do so will be in the best interests of the Series. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

  (c) The Adviser will oversee the maintenance of all books and records with respect to the securities transactions of the Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

  (d) The Adviser will oversee the computation of the net asset value and the net income of each Series as described in the currently effective Registration Statement or as more frequently requested by the Board.

  3. Administrative Duties of the Adviser. The Adviser will administer the affairs of each Series subject to the supervision of the Board and the following understandings:

  (a) The Adviser will provide or will supervise the provision of all aspects of the operations of each Series, including transfer agency,

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custodial, pricing and accounting services, except as hereinafter set forth;
provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Series.

  (b) The Adviser will provide the Trust and the Series with such corporate, administrative and clerical personnel (including offices of the Trust) and services as are reasonably deemed necessary or advisable by the Board.

  (c) The Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Series' prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Series' shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

  (d) The Adviser will provide the Trust and the Series with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

  The Trust will reimburse the Adviser for the expenses it incurs in providing the administrative services provided by the Adviser at the end of each calendar quarter upon presentation to the Trust of an itemized schedule of such expenses.

  4. Further Duties. In all matters relating to the performance of this Contract, the Adviser will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, and rules thereunder, and all other applicable federal and state laws and regulations.

  5. Delegation of the Adviser's Duties as Investment Manager and Administrator. With respect to one or more of the Series, the Adviser may enter into on or more agreements ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which the Adviser delegates to such sub-adviser or sub-administrator the performance of any or all of the services specified in Section 2 and 3 of this Agreement, provided that; (i) each Sub-Advisory and Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which the Adviser is subject with respect to the delegated services under Sections 2, 3 and 4 of this Agreement; (ii) each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) the Adviser shall not enter into a Sub-Advisory or Sub-Administration Contract unless it is approved by the Board prior to implementation.

  6. Compensation.

  (a) Each Series shall pay to the Adviser on or before the tenth (10th) day of each month, as compensation for the services rendered by the

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Adviser during the preceding month, an amount to be computed by applying to the total net asset value of such Series the applicable annual rates set forth on Appendix A hereto.

  (b) The fees on Appendix A shall be computed and accrued daily at one three-hundred-sixty-fifth (1/365th) of the applicable rates set forth therein. The net asset value of each Series shall be determined in the manner set forth in the Agreement and Declaration of Trust, Prospectus and Statement of Additional Information of the Trust after the close of the New York Stock Exchange on each day on which said Exchange is open, and in the case of Saturdays, Sundays, and other days on which said exchange shall not be open, in the manner further set forth in said Agreement and Declaration of Trust, Prospectus and Statement of Additional Information. In the event of termination other than at the end of a calendar month, the monthly fee shall be prorated for the portion of the month prior to termination and paid on or before the tenth (10th) day subsequent to termination.

  7. Expense Reduction. From time to time, the Advisor may voluntarily undertake to reduce the fee payable to it under the Agreement and/or to absorb other operating expenses of the Trust. Such undertaking shall be described in the current prospectus(es) of the Trust. The payment or assumption by the Adviser of any expense of the Trust or any Series that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Trust or any Series on any subsequent occasion.

  8. Services Not Exclusive. Nothing contained in this Agreement shall be construed to prohibit the Adviser from performing investment advisory, management, or distribution services for other investment companies and other persons or companies, or to prohibit affiliates of the Adviser from engaging in such businesses or in other related or unrelated businesses.

  9. Indemnification. The Trust agrees (i) not to hold the Adviser or any of its officers or employees liable for, and (ii) to indemnify or insure the Adviser and its officers and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder (excepting matters as to which the Indemnified Parties shall be finally adjudged to have been guilty of willful misconduct, bad faith, or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this agreement, or in violation of applicable law) or arising out of an act or omission of any service provider selected by the Adviser in a commercially reasonable manner.

  10. Duration. This Agreement shall become effective with respect to any Series, on the date hereof or the date of the applicable amendment to Appendix A to include additional Series. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two (2)

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years from the date hereof with respect to the initial series and, with respect to each additional Series, until the day and month following the first anniversary of the date on which such Series becomes a Series hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Series so long as such continuance with respect to any such Series is approved at least annually (i) by either the Trustees of the Company or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Series, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

  Any approval of this Agreement by a majority (as defined in the 1940 Act) of the outstanding voting securities of any Series shall be effective to continue this Agreement with respect to any such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of any other Series affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, unless such approval shall be required by any applicable law or otherwise.

  11. Termination. This Agreement may be terminated with respect to any Series at any time, without payment of any penalty, by the Board of Trustees of the Trust or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, on sixty (60) days' written notice to the Adviser, or by the Adviser on like notice to the Trust. This Agreement shall automatically and immediately terminate in the event of its assignment.

  12. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective with respect to a series until approved by a vote of a majority of the outstanding voting securities of such series, if such approval is required by applicable law.

  13. Miscellaneous.

  (a) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

  (c) This Agreement shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.


Atlas Insurance Trust                     Atlas Advisers, Inc.



By___________________________________     By___________________________________
          Larry E. LaCasse                            Larry E. LaCasse
     Chief Operating Officer and                 Chief Operating Officer and
     Group Senior Vice President                 Group Senior Vice President


Attest:                                   Attest:



_____________________________________     _____________________________________
           Steven J. Gray                            Steven J. Gray
              Secretary                                 Secretary

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                                                                     APPENDIX A

                        INVESTMENT MANAGEMENT AGREEMENT

                            DATED XXXXXXXX XX, 1997

  The provisions of the Investment Management Agreement among ATLAS ADVISERS, INC. and ATLAS INSURANCE TRUST (the "Trust") apply to the following series of the Trust with the following applicable fee:

                                FUND                                 ANNUAL RATE
                                ----                                 -----------
1. Atlas Balanced Growth Portfolio..................................    .25%

  The management fee is computed on the aggregate net assets of the Portfolio as of the close of business each day and is payable monthly.

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